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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports relating to the respective financial statements which appear in such Prospectus.

Financial Statements                                     Date

National Equipment Services, Inc. and Subsidiaries       November 4, 1997
Aerial Platforms, Inc.                                   November 4, 1997
Lone Star Rentals, Inc.                                  November 4, 1997
BAT Rentals, Inc.                                        November 4, 1997
Sprintank and Sprintank Mobile Storage
 (divisions of Spring Industrial Services, Inc.)         November 4, 1997
MST Enterprises, Inc. d/b/a Equipco Rental and Sales     November 4, 1997


We also consent to the application of the National Equipment Services, Inc. and Subsidiaries report to the Financial Statement Schedule for the period from inception (June 4, 1996) through September 30, 1997 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts."


 /s/ Price Waterhouse LLP
------------------------

Price Waterhouse LLP
Chicago, Illinois
December 30, 1997